UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 25, 2013

AMBASSADORS GROUP, INC.

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dwight D. Eisenhower Building, 2001 S Flint Road, Spokane, WA 99224
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(509) 568-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the resignations of Jeffrey D. Thomas and Margaret M. Thomas, described in Item 5.02 of this report, the Company entered into a Separation Agreement and Release with each of Mr. Thomas and Mrs. Thomas.   Each are described in Item 5.02 of this report and are filed as Exhibits 10.1 and 10.2 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2013, and effective that date, Jeffrey D. Thomas tendered, and the Board of Directors accepted, his resignations

▪	as a member of the Board of Directors of Ambassadors Group, Inc. (the “Company”); and
▪	as President and Chief Executive Officer of the Company.

In connection with Mr. Thomas’ resignation, the Company has entered into a Separation Agreement and Release with Mr. Thomas under which the Company will pay Mr. Thomas a total of $826,005.22. This amount is equal to the payments required to be paid in connection with this termination of Mr. Thomas’s Employment Agreement dated September 27, 2006 with the Company, and reimburse Mr. Thomas up to $10,000 for attorneys fees incurred in preparation of the Agreement. Under the terms of the Separation Agreement, and also as required under the Employment Agreement, Mr. Thomas’ unvested stock options and stock grants will vest as of the time of his resignation. Mr. Thomas’ Employment Agreement was previously filed as Exhibit 10.1 to the Company’s Form 8-K filing dated October 3, 2006.   The Company expects to take a charge estimated at $2.2 million in its quarter ending March 31, 2013, to reflect the payments and accelerated vesting under the Separation Agreement.

On February 25, 2013, and effective that date, Margaret M. Thomas resigned as Executive Vice President of the Company. In connection with Mrs. Thomas’ resignation, the Company has entered into a Separation Agreement and Release with Mrs. Thomas under which the Company will pay Mrs. Thomas a total of $365,912.59. This amount is equal to the payments required to be paid in connection with this termination of Mrs. Thomas’ employment under her Severance Plan and Agreement dated March 9, 2011 with the Company. Under the terms of the Separation Agreement, and also as required under the Severance Plan and Agreement, Mrs. Thomas’ unvested stock options and stock grants will vest as of the time of her resignation. Mrs. Thomas’ Severance Plan and Agreement was previously filed as Exhibit 10.12 to the Company’s Form 10-K filing dated March 11, 2011. The Company expects to take a charge estimated at $0.8 million in its quarter ending March 31, 2013, to reflect the payments and accelerated vesting under the Separation Agreement.

On February 25, 2013, and effective that date, the Board of Directors of the Company appointed Anthony F. Dombrowik to serve as the interim President and Chief Executive Officer of the Company. Mr. Dombrowik will continue to serve as the Chief Financial Officer, Treasurer, and Secretary of the Company.

Mr. Dombrowik, age 42, has been the Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company since October 18, 2010. Prior to joining the Company, Mr. Dombrowik served as the Senior Vice President, Chief Financial Officer and Principal Financial and Accounting Officer of Red Lion Hotels Corporation, a NYSE-listed hospitality and leisure company.

There is no arrangement or understanding between Mr. Dombrowik and any executive officer or director of the Company pursuant to which he was selected as an officer. There are no family relationships among Mr. Dombrowik and any of the Company’s executive officers or directors. Further, there are no transactions involving the Company and Mr. Dombrowik which would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

A copy of the Company’s press release announcing the resignations of Mr. Thomas and Mrs. Thomas and the appointments of Mr. Dombrowik is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1:	Separation Agreement and Release dated February 25, 2013, between the Company and Jeffrey D. Thomas

Exhibit 10.2:	Separation Agreement and Release dated February 25, 2013, between the Company and Margaret M. Thomas

Exhibit 99.1:	Press Release, dated February 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AM AMBASSADORS GROUP, INC.

Date February 25, 2013	By: By: /s/	Anthony F. Dombrowik
ChJ.Anthony F. Dombrowik Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Separation Agreement and Release dated February 25, 2013, between the Company and Jeffrey D. Thomas
10.2	Separation Agreement and Release dated February 25, 2013, between the Company and Margaret M. Thomas
99.1	Press Release, dated February 25, 2013